vtd      Vavrinek, Trine, Day & Co., LLP
         Certified Public Accountants & Consultants








September 6, 2005



Securities and Exchange Commission
Washington, D.C. 20549

Dear Sirs/Madams:

We were previously the independent registered public accounting firm for Temecula Valley Bancorp, Inc.

We have read the Company's statements included in Item 4.01 of its Form 8-K dated August 31, 2005, and are in agreement with the statements contained therein as they relate to Vavrinek, Trine, Day & Co., LLP..

Sincerely,

/s/ David L. Dayton
-----------------------------------
David L. Dayton, Partner
for Vavrinek, Trine, Day & Co., LLP

DLD:jm